CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement on Form N-4 (No. 333-283599) and in this Post-Effective Amendment No. 100 to the Registration Statement on Form N-4 (No. 333-05593) (the “Registration Statement”) of our report dated March 20, 2025 relating to the financial statements and financial statement schedules of Equitable Financial Life Insurance Company, consent to the incorporation by reference of our report dated April 1, 2025 relating to the statutory financial statements and supplemental schedules of Equitable Financial Life and Annuity Company, and consent to the incorporation by reference in the Registration Statement of our reports dated April 10, 2025 relating to the financial statements of each of the variable investment options of Separate Account No. 45 and Separate Account No. 49 indicated in our reports. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

April 24, 2025